SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed by Walgreens Boots Alliance, Inc. (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2015, on October 27, 2015, the Company entered into a bridge facility commitment letter (the “Commitment Letter”) with UBS Securities LLC (“UBS Securities”) and UBS AG, Stamford Branch (“UBS”) for a $12.8 billion senior unsecured bridge facility (the “Facility”). The Commitment Letter was entered into in connection with the previously-disclosed Agreement and Plan of Merger, dated October 27, 2015, among the Company, Rite Aid Corporation (“Rite Aid”) and Victoria Merger Sub, Inc., a wholly-owned subsidiary of the Company, pursuant to which the Company agreed, subject to the terms and conditions thereof, to acquire Rite Aid.

On November 19, 2015, the Company entered into an amended and restated bridge facility commitment letter (the “Amended and Restated Commitment Letter”) with UBS Securities and UBS, which Amended and Restated Commitment Letter and the commitments contemplated thereby replaced and superseded the Commitment Letter and the commitments contemplated thereby in its entirety. The terms and conditions of the commitments and agreements with respect to the Facility set forth in the Commitment Letter remain unchanged in the Amended and Restated Commitment Letter other than with respect to the modification and expansion of the ability of the Company to add additional lead arrangers and bookrunners with respect to the Facility.

The foregoing description of the Amended and Restated Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Commitment Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Amended and Restated Commitment Letter, dated as of November 19, 2015, by and among Walgreens Boots Alliance, Inc., UBS Securities LLC and UBS AG Stamford Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: November 23, 2015	By:	/s/ Jan Stern Reed

	Title:	Senior Vice President, General Counsel and Corporate Secretary